Exhibit 24.1

PRECIGEN, INC.

POWER OF ATTORNEY

The undersigned officers and directors of Precigen, Inc., a Virginia corporation (the “Company”), hereby constitute and appoint Helen Sabzevari, Donald P. Lehr, and Rick L. Sterling, and each of them, the true and lawful agents and attorneys-in-fact of the undersigned with full power and authority in said agents and attorneys-in-fact, and each of them, to sign for the undersigned, individually and in each capacity stated below, and to file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, one or more registration statement(s) on Form S-3 relating to the registration for resale of shares of common stock, no par value, of the Company, issued upon conversion of convertible promissory notes of the Company’s wholly owned subsidiary Precigen ActoBio, Inc., and any and all amendments, supplements and exhibits thereto, including pre-effective and post-effective amendments or supplements, with all exhibits thereto and other documents in connection therewith, and grant unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as such person might or could do in person, and ratify and confirm all acts taken by such agents and attorneys-in-fact, or any of them, as herein authorized.

Signature	Title	Date

/s/ Helen Sabzevari Helen Sabzevari	President and Chief Executive Officer and Director (Principal Executive Officer)	September 23, 2020

/s/ Rick Sterling Rick Sterling	Chief Financial Officer (Principal Financial and Accounting Officer)	September 23, 2020

/s/ Randal J. Kirk Randal J. Kirk	Executive Chairman of the Board of Directors	September 23, 2020

/s/ Cesar L. Alvarez Cesar L. Alvarez	Director	September 23, 2020

/s/ Steven R. Frank Steven R. Frank	Director	September 18, 2020

/s/ Vinita D. Gupta Vinita D. Gupta	Director	September 22, 2020

/s/ Fred Hassan Fred Hassan	Director	September 18, 2020

/s/ Jeffrey B. Kindler Jeffrey B. Kindler	Director	September 22, 2020

/s/ Dean J. Mitchell Dean J. Mitchell	Director	September 21, 2020

/s/ Robert B. Shapiro Robert B. Shapiro	Director	September 22, 2020

/s/ James S. Turley James S. Turley	Director	September 21, 2020